Exhibit 99.1

Tapestry, Inc. Announces Interim Leadership Changes

Chairman and Chief Executive Officer Jide Zeitlin to Step Down

NEW YORK--(BUSINESS WIRE)--July 21, 2020--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced that effective immediately, Jide Zeitlin, Chairman and Chief Executive Officer, has resigned from the Company and its Board of Directors for personal reasons. As a result, Joanne Crevoiserat, Chief Financial Officer, has been appointed Interim Chief Executive Officer of Tapestry, Inc. Todd Kahn, President, Chief Administrative Officer and Company Secretary, will serve as Interim Chief Executive Officer and Brand President of Coach, and Andrea Shaw Resnick, Global Head of Investor Relations and Corporate Communications, has been named Interim Chief Financial Officer of the Company. Additionally, Susan Kropf, the Company’s Lead Independent Director, has been appointed Chair of the Board of Directors. The Company is commencing a search for a permanent Chief Executive Officer, which will include internal and external candidates.

Susan Kropf, the Company’s Chair of the Board, commented, “Jide has made meaningful contributions to Tapestry over the past 14 years, first as a Director, and then as Chairman, and most recently as CEO. During his tenure as CEO, he played a key role in driving the development of Tapestry’s strategic growth agenda. Importantly, he led with purpose during these unprecedented times. We thank him for all he has done for the Company and remain committed to continuing this important work.”

Mr. Zeitlin said, “It has been a privilege to lead Tapestry with its powerful brands and outstanding people. I have incredible belief in the Company’s growth potential as each brand sharpens its focus on meeting the broad and diverse needs of their consumers.”

Ms. Kropf continued, “Joanne, Todd and Andrea are three proven leaders who each bring over thirty years of relevant experience to their roles. Importantly, they have been instrumental in effectively guiding the organization through this pandemic. The Board and I have every confidence that they, together with the strong management team in place, will continue to successfully execute Tapestry’s strategic growth agenda.”

The Company expects to report fiscal fourth quarter results on Thursday, August 13th. These results, though pressured by the Covid-19 pandemic, exceeded internal expectations from a top and bottom-line perspective. Importantly, gross margin expanded on a year-over-year basis, reflecting lower promotional activity, while inventory declined from prior year. In addition, the Company ended the year with a significant cash balance of approximately $1.4 billion.

Biographies

Susan Kropf
Chair of the Board of Directors
Susan Kropf was appointed Lead Independent Director in September of 2019 and has served on our Board of Directors since June 2006. From 2001 to January 2007, Ms. Kropf served as President and Chief Operating Officer of Avon Products, where she had P&L responsibility for Avon’s worldwide operations. Before that, she was Executive Vice President and Chief Operating Officer, Avon North America and Global Business Operations, with responsibility for the company's North American operating business unit as well as global marketing, R&D, supply chain operations and information technology. Ms. Kropf also serves on the Boards of Sherwin Williams Co. and the Kroger Company. Ms. Kropf holds a Bachelor of Arts degree from St. John's University and an M.B.A. in finance from New York University.

Joanne Crevoiserat
Interim Chief Executive Officer of Tapestry, Inc.
Joanne Crevoiserat was appointed Chief Financial Officer of Tapestry, Inc. effective August 1, 2019. Prior to joining the Company, Ms. Crevoiserat was Executive Vice President and Chief Operating Officer at Abercrombie & Fitch Co. from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer and also served as Executive Vice President, CFO and COO, and Interim Principal Executive Officer during her tenure with the company. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl’s Inc. including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands. She is a summa cum laude graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance. Ms. Crevoiserat has served on the board of directors of At Home Group Inc. since January 2019.

Todd Kahn
Interim Chief Executive Officer and Brand President of Coach
President, Chief Administrative Officer and Company Secretary
Todd Kahn has served as President, Chief Administrative Officer and Secretary of Tapestry, Inc. since May 2016, and has since March 2020 led the revenue generating business units of the Coach brand on an interim basis. In addition to his current roles, Mr. Kahn served as Chief Legal Officer from May 2016 through March 2020. He previously served as Chief Administrative Officer, General Counsel and Secretary from August 2015 through May 2016, after becoming Global Corporate Affairs Officer in April 2014, Executive Vice President, Corporate Affairs in May 2013, and Executive Vice President in August 2011, after joining the Company as Senior Vice President, General Counsel and Secretary in January 2008. Prior to joining the Company, Mr. Kahn held senior operating and legal positions at a number of public and private companies; Calypso Christian Celle, Sean John, Accessory Network, InternetCash Corporation and Salant Corporation. From 1988 until 1993, Mr. Kahn was a corporate attorney at Fried, Frank, Harris, Shriver and Jacobson in New York. Mr. Kahn received a Bachelor of Science degree from Touro College and a Juris Doctor from Boston University Law School.

Andrea Shaw Resnick
Interim Chief Financial Officer of Tapestry, Inc.
Global Head of Investor Relations and Corporate Communications
Andrea Shaw Resnick is Global Head of Investor Relations and Corporate Communications at Tapestry, Inc. She joined the company in 2000, prior to the Company’s initial public offering. During her tenure, she implemented an Investor Relations program for the company which has been regularly recognized as best-in-class by both Institutional Investor Magazine and IR Magazine. From mid-2016 and into early 2017 and then again from early 2019 through mid-2019, she also held the position of Interim CFO for which she was recognized by Institutional Investor Magazine. Before joining Tapestry from 1988 through 1999, Ms. Resnick was a Director and Senior Portfolio Manager with HSBC Asset Management Americas in New York. She began her career in 1982 as an Equity Research Analyst for Oppenheimer & Co., Inc. Ms. Resnick attended Barnard College of Columbia University and is a member of the National Investor Relations Institute.

About Tapestry, Inc.

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," “confident,” “future,” "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “believe,” "anticipate," “proactive,” “preemptive,” “excited about,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “commit,” “look forward to,” “to acquire,” “achieve,” “strategic vision,” “growth opportunities” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of tax legislation, the impact of the COVID-19 outbreak, etc. Please refer to the Company’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:
Andrea Shaw Resnick
Interim Chief Financial Officer
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com
Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com